Exhibit 10.2

THIS UNSECURED GUARANTY IS SUBJECT TO THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT (AS DEFINED IN THE CREDIT AGREEMENT).

UNSECURED GUARANTY

UNSECURED GUARANTY (this “Unsecured Guaranty”), dated as of December 7, 2011, by MIRALOMA BORROWER CORPORATION, a Delaware corporation (the “Unsecured Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, the “Agent”), for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and the Credit Parties.

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 7, 2011 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”), by, among others, (i) Pacific Sunwear of California, Inc. (the “Lead Borrower”), (ii) the other Borrowers party thereto, (iii) the Agent, and (iv) the Lenders party thereto (the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Lenders have agreed to make Loans to the Borrowers, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, the Unsecured Guarantor is a wholly owned Subsidiary of the Lead Borrower, and acknowledges that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement, from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the L/C Issuer.

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Unsecured Guarantor of a guaranty in the form hereof. As consideration therefor, and in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit, the Unsecured Guarantor is willing to execute this Unsecured Guaranty.

Accordingly, the Unsecured Guarantor hereby agrees as follows:

SECTION 1. Guaranty. The Unsecured Guarantor irrevocably and unconditionally guaranties, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Loan Parties of all obligations under the Credit Agreement up to $100,000,000.00 (collectively, the “Unsecured Guaranteed Obligations”), including all such Unsecured Guaranteed Obligations which shall become due but for the operation of the Debtor Relief Laws. The Unsecured Guarantor further agrees that the Unsecured Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Unsecured Guaranty notwithstanding any extension or renewal of any Unsecured Guaranteed Obligation.

SECTION 2. Unsecured Guaranteed Obligations Not Affected. To the fullest extent permitted by applicable Law, the Unsecured Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Unsecured Guaranteed Obligations, and also waives notice of acceptance of this Unsecured Guaranty, notice of protest for nonpayment and all other notices of any kind. To the fullest extent permitted by applicable Law, the obligations of the Unsecured Guarantor

4975796

hereunder shall not be affected by (a) the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Unsecured Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Unsecured Guaranty, any other Loan Document or any other agreement, with respect to any Loan Party or with respect to the Unsecured Guaranteed Obligations, (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Agent or any other Credit Party, or (d) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Unsecured Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.

SECTION 3. Unsecured Guarantor. As of the Closing Date, the Unsecured Guarantor does not: (i) own or maintain any DDAs, or otherwise possess any cash, cash equivalents, proceeds of any of the foregoing, or any assets of the type constituting “Collateral” (except to the permitted under Section 7.16 of the Credit Agreement); or (ii) conduct any business other than owning the Corporate Headquarters. From and after the Closing Date, the Unsecured Guarantor shall not: (A) own or maintain any DDAs, or otherwise possess any cash, cash proceeds the foregoing, or any any assets of the type constituting “Collateral” (except to the permitted under Section 7.16 of the Credit Agreement); (B) amend or modify its Organizational Documents in any way, or (C) conduct any business other than owning the Corporate Headquarters. If at any time the Mortgage Debt Documents and the Unsecured Guarantor’s Organization Documents cease to prohibit the creation of a Lien on the property of the Unsecured Guarantor to secure the obligations under the Credit Agreement, the Unsecured Guarantor shall be required to become party to the Security Agreement and Facility Guaranty as a grantor and guarantor thereunder by executing a joinder thereto in form and substance satisfactory to the Agent.

SECTION 4. Guaranty of Payment. The Unsecured Guarantor further agrees that this Unsecured Guaranty constitutes a guaranty of payment and performance when due of all Unsecured Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Agent or any other Credit Party to any of the Collateral or other security held for payment of the Unsecured Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Credit Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Unsecured Guaranteed Obligations. Any payment required to be made by the Unsecured Guarantor hereunder may be required by the Agent or any other Credit Party on any number of occasions and shall be payable to the Agent, for the benefit of the Agent and the other Credit Parties, in the manner provided in the Credit Agreement.

SECTION 5. Indemnification. Without limiting any of its indemnification obligations under the Credit Agreement or the other Loan Documents, and without duplication of any indemnification provided for under the Credit Agreement or the other Loan Documents, the Unsecured Guarantor shall indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of, (a) the execution or delivery of this Unsecured Guaranty, the Credit Agreement or any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the Unsecured Guarantor of its obligations thereunder, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (b) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Unsecured Guarantor shall promptly pay the reasonable fees and expenses of such counsel.

SECTION 6. No Discharge or Diminishment of Guaranty. The obligations of the Unsecured Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Unsecured Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Unsecured Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Unsecured Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Unsecured Guaranteed Obligations of the Unsecured Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Unsecured Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Unsecured Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Unsecured Guarantor or that would otherwise operate as a discharge of the Unsecured Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Unsecured Guaranteed Obligations).

SECTION 7. Defenses of Loan Parties Waived. To the fullest extent permitted by applicable Law, the Unsecured Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Unsecured Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the indefeasible payment in full in cash of the Unsecured Guaranteed Obligations. The Unsecured Guarantor hereby acknowledges that the Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Unsecured Guaranteed Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of the Unsecured Guarantor hereunder except to the extent that the Unsecured Guaranteed Obligations have been indefeasibly paid in full in cash. Pursuant to, and to the extent permitted by, applicable Law, the Unsecured Guarantor waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Unsecured Guarantor against any Loan Party, as the case may be, or any security. The Unsecured Guarantor agrees that it shall not assert any claim in competition with the Agent or any other Credit Party in respect of any payment made hereunder in any bankruptcy, insolvency, reorganization, or any other proceeding.

SECTION 8. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Credit Party has at law or in equity against the Unsecured Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Unsecured

Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Unsecured Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such other Credit Party as designated thereby in cash the amount of such unpaid Unsecured Guaranteed Obligations. Upon payment by the Unsecured Guarantor of any sums to the Agent or any other Credit Party as provided above, all rights of the Unsecured Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Unsecured Guaranteed Obligations. In addition, any indebtedness of the Borrowers or any other Loan Party now or hereafter held by the Unsecured Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of all of the Unsecured Guaranteed Obligations. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Borrowers or any other Loan Party may make payments to the Unsecured Guarantor on account of any such indebtedness. After the occurrence and during the continuance of an Event of Default, the Unsecured Guarantor will not demand, sue for, or otherwise attempt to collect any such indebtedness until the indefeasible payment in full in cash of the Unsecured Guaranteed Obligations, termination or expiration of the Commitments, and termination of the L/C Issuer’s obligation to issue Letters of Credit under the Credit Agreement. If any amount shall erroneously be paid to the Unsecured Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Unsecured Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 9. Limitation on Guaranty of Unsecured Guaranteed Obligations. In any action or proceeding with respect to the Unsecured Guarantor involving any state corporate law or Debtor Relief Laws, if the obligations of the Unsecured Guarantor under SECTION 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Unsecured Guarantor, any Credit Party, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10. Information. The Unsecured Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Unsecured Guaranteed Obligations and the nature, scope and extent of the risks that the Unsecured Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Credit Parties will have any duty to advise the Unsecured Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 11. Termination. This Unsecured Guaranty (a) shall terminate when (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Unsecured Guaranteed Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized or backstopped by a letter of credit reasonably acceptable to the Agent and the L/C Issuer to the extent provided in the Credit Agreement, and (iv) all L/C Obligations shall have been paid in full, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Unsecured Guaranteed Obligation is rescinded or must otherwise be restored by any Credit Party or the Unsecured Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 12. Costs of Enforcement. Without limiting any of its obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees or expenses provided for under the Credit Agreement or the other Loan Documents, the Unsecured Guarantor agrees to pay on demand all Credit Party Expenses in connection with (a) the administration, negotiation, documentation or amendment of this Unsecured Guaranty, and (b) the Agent’s or any other Credit Party’s efforts to collect and/or to enforce any of the Unsecured Guaranteed Obligations of the Unsecured Guarantor hereunder and/or to enforce any of the rights, remedies, or powers of the Agent or any other Credit Party against or in respect of the Unsecured Guarantor (whether or not suit is instituted by or against the Agent or any other Credit Party).

SECTION 13. Binding Effect; Several Agreement; Assignments. Whenever in this Unsecured Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Unsecured Guarantor that are contained in this Unsecured Guaranty shall bind and inure to the benefit of each of the Unsecured Guarantor and its successors and assigns. This Unsecured Guaranty shall be binding upon the Unsecured Guarantor and its successors and assigns, and shall inure to the benefit of the Agent and the other Credit Parties, and their respective successors and assigns, except that the Unsecured Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Unsecured Guaranty or the Credit Agreement.

SECTION 14. Waivers; Amendment.

(a) The rights, remedies, powers, privileges, and discretions of the Agent hereunder and under applicable Law (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Unsecured Guaranteed Obligations. No waiver of any provisions of this Unsecured Guaranty or any other Loan Document or consent to any departure by the Unsecured Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Unsecured Guarantor in any case shall entitle the Unsecured Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(b) Neither this Unsecured Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Unsecured Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 15. Copies and Facsimiles. This instrument and all documents which have been or may be hereinafter furnished by the Unsecured Guarantor to the Agent may be reproduced by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile or other electronic transmission which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile or other electronic transmission had been delivered to the party which or on whose behalf such transmission was received.

SECTION 16. Governing Law. THIS UNSECURED GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 17. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement, provided that communications and notices to the Unsecured Guarantor may be delivered to the Lead Borrower on behalf of the Unsecured Guarantor.

SECTION 18. Survival of Agreement; Severability.

(a) All covenants, agreements, indemnities, representations and warranties made by the Unsecured Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Unsecured Guaranty, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Credit Parties and shall survive the execution and delivery of this Unsecured Guaranty, the Credit Agreement and the other Loan Documents and the making of any Loans by the Lenders and the issuance of any Letters of Credit by the L/C Issuer, regardless of any investigation made by the Agent or any other Credit Party or on their behalf and notwithstanding that the Agent or other Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until terminated as provided in SECTION 11 hereof. The provisions of SECTION 5 and SECTION 12 hereof shall survive and remain in full force and effect regardless of the repayment of the Unsecured Guaranteed Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Unsecured Guaranty or any provision hereof.

(b) Any provision of this Unsecured Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 19. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement shall be applicable to this Unsecured Guaranty.

SECTION 20. Jurisdiction; Consent to Service of Process.

(a) The Unsecured Guarantor agrees that any suit for the enforcement of this Unsecured Guaranty or any other Loan Document may be brought in the courts of the State of New York sitting in New York County or any federal court sitting therein, as the Agent may elect in its sole discretion, and consent to the non-exclusive jurisdiction of such courts. The Unsecured Guarantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Unsecured Guaranty shall affect any right that the Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Unsecured Guaranty against the Unsecured Guarantor or its properties in the courts of any jurisdiction.

(b) The Unsecured Guarantor agrees that any action commenced by the Unsecured Guarantor asserting any claim or counterclaim arising under or in connection with this Unsecured Guaranty or any other Loan Document shall be brought solely in a court of the State of New York sitting in New York County or any federal court sitting therein, as the Agent may elect in its sole discretion, and consent to the exclusive jurisdiction of such courts with respect to any such action.

(c) The Unsecured Guarantor irrevocably consents to service of process in the manner provided for notices in SECTION 17. Nothing in this Unsecured Guaranty or any other Loan Document will affect the right of the Agent to serve process in any other manner permitted by law.

SECTION 21. Waiver of Jury Trial. THE UNSECURED GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS UNSECURED GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. THE UNSECURED GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY CREDIT PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH CREDIT PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT THE AGENT AND THE OTHER CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Unsecured Guarantor has duly executed this Unsecured Guaranty as of the day and year first above written.

UNSECURED GUARANTOR: MIRALOMA BORROWER CORPORATION

By:
Name:
Title:

[Signature Page to Unsecured Guaranty]